Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES FIRST QUARTER RESULTS

MONDOVI, Wis., April 20, 2010 (PRNewswire) — Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported net income of $3.9 million, or 18 cents per diluted share, for the first quarter ended March 31, 2010, compared with $4.1 million, or 18 cents per diluted share, for the same quarter of 2009.

Operating revenue, consisting of revenue from truckload and logistics operations, increased 3.2% to $125.8 million in the first quarter of 2010 from $122.0 million in the 2009 quarter primarily due to increased fuel surcharge revenue, which reflects higher fuel prices in the 2010 quarter, and increases in logistics revenue.  Operating revenue, net of fuel surcharges, decreased 2.4% to $108.5 million in the 2010 quarter from $111.2 million in the 2009 quarter.  Operating revenue included fuel surcharges of $17.3 million for the first quarter of 2010, compared with $10.8 million in the 2009 quarter.

Operating expenses increased 3.6% to $118.8 million in the first quarter of 2010 from $114.7 million in the 2009 quarter.  The operating expense increase was primarily due to increases in fuel and fuel taxes and purchased transportation.  Fuel and fuel taxes increased 26.2% to $27.6 million in the first quarter of 2010 from $21.9 million in the 2009 quarter.  This increase was primarily attributable to higher fuel prices in the 2010 quarter.  Purchased transportation increased 22.0% to $27.8 million in the first quarter of 2010 from $22.8 million in the first quarter of 2009, primarily the result of the increase in Marten’s broker and intermodal business.

The operating ratio (operating expenses as a percentage of operating revenue) increased to 94.4% for the first quarter of 2010 from 94.1% for the first quarter of 2009.

Chairman and Chief Executive Officer Randolph L. Marten said, “Despite turmoil in the economy and the exceptionally difficult freight environment, particularly beginning with the second half of last year, we were able to continue our profitable results through disciplined execution of our transformational business strategy.  As the trucking industry begins to experience some slight volume improvements, we believe that we are well-positioned with our ongoing transformation into a multi-faceted business model focused on growth in our regional, intermodal and brokerage business services.

“As evidence of the success of our multi-faceted business model, our logistics revenue, net of intermodal fuel surcharges, grew to $27.6 million in the first quarter of 2010, an increase of 21.7% from $22.7 million for the 2009 quarter.  Logistics revenue consists of revenue from our internal brokerage and intermodal operations and revenue associated with our 45% interest in MW Logistics, LLC, a third-party provider of logistics services.

“We are also pleased to have been again named to the Audit Integrity Top 100 Most Trustworthy Companies as reported by Forbes.com earlier this month.  We are one of only eight companies to be named to the list for the third consecutive year.  The Audit Integrity Top 100 recognizes US exchange-listed companies with market capitalizations of at least $200 million that display the highest corporate integrity as measured by the Audit Integrity Accounting and Governance Risk

rating — a measure of the transparency and reliability of a company’s financial reporting and governance practices.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States. Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including that the Company is well-positioned for growth. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	March 31,	December 31,
(In thousands, except share information)	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,347	$5,410
Marketable securities	118	118
Receivables:
Trade, net	48,756	45,434
Other	3,083	4,382
Prepaid expenses and other	10,796	12,328
Deferred income taxes	5,693	5,172
Total current assets	72,793	72,844
Property and equipment:
Revenue equipment, buildings and land, office equipment and other	504,554	491,127
Accumulated depreciation	(144,465)	(149,670)
Net property and equipment	360,089	341,457
Other assets	526	537
TOTAL ASSETS	$433,408	$414,838

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Checks issued in excess of cash balances	$923	$1,671
Accounts payable and accrued liabilities	40,102	31,896
Insurance and claims accruals	18,908	19,222
Current maturities of long-term debt	1,428	1,428
Total current liabilities	61,361	54,217
Long-term debt, less current maturities	7,736	71
Deferred income taxes	84,861	85,643
Total liabilities	153,958	139,931

Stockholders’ equity:
Marten Transport, Ltd. stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value per share; 48,000,000 shares authorized; 21,920,575 shares at March 31, 2010, and 21,885,073 shares at December 31, 2009, issued and outstanding	219	219
Additional paid-in capital	76,987	76,477
Retained earnings	200,372	196,480
Total Marten Transport, Ltd. stockholders’ equity	277,578	273,176
Noncontrolling interest	1,872	1,731
Total stockholders’ equity	279,450	274,907
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$433,408	$414,838

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months
	Ended March 31,
(In thousands, except per share information)	2010	2009

OPERATING REVENUE	$125,812	$121,955

OPERATING EXPENSES (INCOME):
Salaries, wages and benefits	32,402	36,102
Purchased transportation	27,759	22,752
Fuel and fuel taxes	27,593	21,866
Supplies and maintenance	9,010	9,818
Depreciation	13,037	13,433
Operating taxes and licenses	1,505	1,676
Insurance and claims	3,852	5,521
Communications and utilities	813	1,065
Gain on disposition of revenue equipment	(199)	(471)
Other	3,006	2,942

Total operating expenses	118,778	114,704

OPERATING INCOME	7,034	7,251

NET INTEREST (INCOME) EXPENSE	(106)	31

INCOME BEFORE INCOME TAXES	7,140	7,220
Less: Income before income taxes attributable to noncontrolling interest	56	116

INCOME BEFORE INCOME TAXES ATTRIBUTABLE TO MARTEN TRANSPORT, LTD.	7,084	7,104

PROVISION FOR INCOME TAXES	3,192	3,051

NET INCOME	$3,892	$4,053

BASIC EARNINGS PER COMMON SHARE	$0.18	$0.19

DILUTED EARNINGS PER COMMON SHARE	$0.18	$0.18

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	March 31,		March 31,	March 31,
(Dollars in thousands)	2010	2009	2010 vs. 2009	2010 vs. 2009
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$80,920	$88,535	$(7,615)	(8.6)%
Truckload fuel surcharge revenue	15,306	9,837	5,469	55.6
Total Truckload revenue	96,226	98,372	(2,146)	(2.2)

Logistics revenue, net of intermodal fuel surcharge revenue	27,570	22,650	4,920	21.7
Intermodal fuel surcharge revenue	2,016	933	1,083	116.1
Total Logistics revenue	29,586	23,583	6,003	25.5

Total operating revenue	$125,812	$121,955	$3,857	3.2%

Operating income:
Truckload	$5,225	$5,833	$(608)	(10.4)%
Logistics	1,809	1,418	391	27.6
Total operating income	$7,034	$7,251	$(217)	(3.0)%

Operating ratio:
Truckload	94.6%	94.1%		0.5%
Logistics	93.9	94.0		(0.1)
Consolidated operating ratio	94.4%	94.1%		0.3%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months
	Ended March 31,
	2010	2009
Truckload Segment:
Revenue (in thousands)	$96,226	$98,372
Average truckload revenue, net of fuel surcharges, per tractor per week(1)	$2,816	$2,887
Average tractors(1)	2,235	2,385
Average miles per trip	689	824
Non-revenue miles percentage(2)	9.2%	8.8%
Total miles — company-employed drivers (in thousands)	48,944	52,112
Total miles — independent contractors (in thousands)	4,500	5,943

Logistics Segment:
Brokerage:
Marten Transport
Revenue (in thousands)	$10,393	$7,249
Loads	5,602	3,854
MWL
Revenue (in thousands)	$8,168	$7,205
Loads	4,279	3,752
Intermodal:
Revenue (in thousands)	$11,025	$9,129
Loads	4,677	3,653
Average tractors	62	55

At March 31, 2010 and March 31, 2009:
Total tractors(1)	2,208	2,449
Average age of company tractors (in years)	2.3	2.2
Total trailers	3,946	4,288
Average age of company trailers (in years)	3.4	3.3
Ratio of trailers to tractors(1)	1.8	1.8

	Three Months
	Ended March 31,
(In thousands)	2010	2009

Net cash provided by operating activities	$18,677	$27,350
Net cash used for investing activities	27,066	26,481

Weighted average shares outstanding:
Basic	21,897	21,839
Diluted	21,997	21,960

(1)          Includes tractors driven by both company-employed drivers and independent contractors.  Independent contractors provided 147 and 212 tractors as of March 31, 2010, and 2009, respectively.

(2)          Represents the percentage of miles for which the company is not compensated.